Exhibit 10.1

SL INDUSTRIES, INC.

520 Fellowship Road, Suite A114

Mt. Laurel, NJ 08054

            , 201

Dear             :

In consideration of your services to SL Industries, Inc., a Delaware corporation (the “Company”), the Company will, to the extent provided herein, indemnify you and hold you harmless from and against any and all “Losses” (as defined below) that you may incur by reason of your election or service as a director, officer, employee, agent, fiduciary or representative of the Company or any “Related Entity” (as defined below) to the fullest extent permitted by law. The Board of Directors of the Company has determined that it is in the best interest of the Company and that it is reasonably prudent and necessary for the Company to contractually obligate itself to indemnify you and to advance expenses on your behalf in order to induce you to serve or to continue to serve the Company.

1. Certain Definitions.

(a) “Costs and Expenses” means attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Costs and Expenses shall include such fees, expenses and costs incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.

(b) “DGCL” means the General Corporation Law of the State of Delaware.

(c) “Losses” means all liabilities, Costs and Expenses, amounts of judgments, fines, penalties or excise taxes (or other amounts assessed, surcharged or levied under the Employee Retirement Income Security Act of 1974, as amended) and amounts paid in settlement of or incurred in defense of or otherwise in connection with any Proceeding, and appeals in which you may become involved, as a party or otherwise.

(d) “Proceeding” means any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including without limitation any such proceeding pending as of the date of this agreement, in which you were, are or will be involved as a party or otherwise by reason of the fact that you are or were a director and/or officer of the Company, by reason of any action taken by you or of any action on your part while acting as director and/or officer of the Company, or by reason of the fact that you are or were serving as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of any Related Entity, in each case whether or not serving in such capacity at the time any Cost and Expense, judgment, fine or amount paid in settlement is incurred for which indemnification, reimbursement, or advancement of Costs and Expenses can be provided under this agreement.

(e) “Related Entity” means any corporation, partnership, joint venture, trust or other entity or enterprise in which the Company is in any way interested, or in or as to which you are serving at the Company’s request or on its behalf, as a director, officer, employee, agent, fiduciary or representative including, but not limited to, any employee benefit plan or any corporation of which the Company or any Related Entity is, directly or indirectly, a stockholder or creditor.

2. Costs and Expenses. Costs and Expenses shall be paid promptly by the Company as they are incurred or, at your request, shall be advanced on your behalf against delivery of invoices therefor (prior to an ultimate determination as to whether you are entitled to be indemnified by the Company on account thereof); provided, however, that if it shall ultimately be determined by final decision of a court of law or equity that you are not entitled to be indemnified on account of any Costs or Expenses for which you have theretofore received payment or reimbursement, you shall promptly repay such amount to the Company. All such payments and advances made on your behalf shall be unsecured and interest-free and shall be made without regard to (i) your ability to repay any such advances and (ii) your ultimate entitlement to indemnification under any provision of this agreement. You hereby undertake to repay any such advance to the extent and only to the extent that it is ultimately determined by final decision of the applicable court of law or equity as provided herein that you are not entitled to be indemnified by the Company.

3. Indemnification Obligation.

(a) The Company shall indemnify you and hold you harmless from and against any and all Losses that you may incur if you are a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor), unless it is determined as provided in Section 5 hereof that you did not act in good faith and for a purpose that you reasonably believed to be in, or, in the case of service to a Related Entity, a purpose that you reasonably believed not opposed to, the best interests of the Company and, in the case of a criminal Proceeding, in addition, that you had reasonable cause to believe that your conduct was unlawful.

(b) The Company shall indemnify you and hold you harmless from and against any and all Losses that you may incur if you are a party to or threatened to be made a party to any proceeding or action by or in the right of the Company to procure a judgment in its favor, unless it is determined as provided in Section 5 hereof that you did not act in good faith and for a purpose that you reasonably believed to be in, or, in the case of service to a Related Entity, a purpose that you reasonably believed not opposed to, the best interests of the Company, except that no indemnification for Losses shall be made under this Section 3(b) in respect of any claim, issue or matter as to which you shall have been adjudged to be liable to the Company, unless and only to the extent a court of law or equity in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, you are fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

4. Exclusions. Anything hereinabove to the contrary notwithstanding, “Losses” shall not include, and you shall not be entitled to indemnification under this agreement on account of (i) amounts payable by you to the Company or any Related Entity in satisfaction of any judgment or settlement in the Company’s or such Related Entity’s favor (except amounts for which you shall be entitled to indemnification pursuant to this agreement), (ii) amounts payable on account of profits realized by you in the purchase or sale of securities of the Company or any Related Entity within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended; or (iii) Losses in connection with which you are not entitled to indemnification as a matter of law or public policy as determined by final, non-appealable decision of a court of law or equity. To the extent you have received payments in respect of Losses pursuant to another indemnification obligation apart from this agreement (including Losses for which payment has been made to you under an insurance policy) and such payments are not subject to repayment by you for any reason, you shall not be entitled to indemnification in respect of the same Loss hereunder. Anything in this agreement to the contrary notwithstanding, you shall not be entitled to indemnification or advancement of Costs and Expenses hereunder in connection with any claim initiated by you, unless (x) the Company has joined in or the Company’s Board of Directors has authorized or consented to any such claim, or (y) the claim is one to enforce your indemnification rights under this agreement or under the Company’s certificate of incorporation or bylaws.

5. Certain Determinations. The determination on behalf of the Company that you are not entitled to be indemnified for Losses hereunder by reason of the provisions of Section 3 may be made either by (a) a majority vote of directors who are not parties to such action, suit or proceeding, even through less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel (who may be the outside counsel regularly employed by the Company) in a written opinion, or (d) the stockholders of the Company, as the Company’s Board of Directors shall determine. Notwithstanding such determination, the right to indemnification or advances of Costs and Expenses as provided in this agreement shall be enforceable by you in a court of law or equity. The Company hereby consents to service of process and to appear in any such proceeding. The burden of proving that indemnification is not appropriate shall be on the Company. Neither the failure of the Company (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because you have met the applicable standard of conduct, nor an actual determination by the Company (including its Board of Directors or independent legal counsel) that you have not met such applicable standard of conduct shall be a defense to the action or create a presumption that you have not met the applicable standard of conduct. Costs and Expenses incurred by you in connection with establishing your right to indemnification (including in respect of advancement of Costs and Expenses) and/or obtaining any indemnification payment, in each case hereunder or under the Company’s certificate of incorporation of bylaws, in whole or in part, in any action (whether brought by you or otherwise) shall also be indemnified by the Company and shall be promptly advanced to you upon their incurrence, subject to repayment by you in the event that the applicable court determines your claims in respect of such indemnification rights were not made in good faith or were frivolous, or if it is ultimately determined that you are not entitled to indemnification.

6. Indemnification Procedure. You shall give prompt notice to the Company of any claim with respect to which you seek indemnification and, unless a conflict of interest shall exist between you and the Company with respect to such claim, you will permit the Company to assume the defense of such claim with counsel of its choice. In addition, in respect of any such claim for which indemnification is sought by you, you shall give the Company such information and cooperation as it may reasonably require and as shall be within your power. Upon the Company’s election to assume the defense, the Company will not be liable to you under this agreement for any Costs and Expenses of separate counsel subsequently employed by you with respect to the same claim (unless a conflict shall exist); provided that you shall have the right to employ separate counsel in any such claim at your sole expense. Whether or not such defense is assumed by the Company, the Company will not be subject to any liability for any settlement made without its written consent, consent not to be unreasonably withheld. The Company shall be permitted to settle any action, provided that the Company will not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to you of a release from all liability with respect to such claim or litigation. If the Company is not entitled to, or does not elect to, assume the defense of a claim, the Company will not be obligated to pay the fees and expenses of more than one counsel for you and any other directors, officers or employees of the Company who are indemnified pursuant to similar indemnity agreements with respect to such claim, unless a conflict of interest shall exist between an indemnified party and any other of such indemnified parties with respect to such claim, in which event the Company will be obligated to pay the fees and expenses of an additional counsel for each indemnified party or group of indemnified parties with whom a conflict of interest exists.

7. Additional Provisions Relating to Indemnification.

(a) Termination of any Proceeding by judgment, order, settlement or conviction, upon a plea of nolo contendere or its equivalent shall not, of itself, create any presumption that you did not act in good faith and in a manner that you reasonably believed to be in or not opposed to the best interests of the Company or a Related Entity and, with respect to any criminal Proceeding, had reasonable cause to believe that your conduct was unlawful.

(b) The Company’s obligation to indemnify you under this agreement is in addition to any other rights to which you may otherwise be entitled by operation of law, vote of the Company’s stockholders or directors or otherwise (including under the Company’s certificate of incorporation and bylaws) and will be available to you whether or not the claim asserted against you is based upon matters that occurred before the date of this agreement.

(c) If you are entitled under this agreement or otherwise to indemnification by the Company for some or a portion of the Losses actually and reasonably incurred by you but not, however, for the total amount thereof, the Company shall nevertheless indemnify you for the portion of the Losses to which you are entitled.

(d) If the indemnification provided in this agreement is unavailable in whole or in part and may not be paid to you for any reason other than those explicitly set forth herein, then in respect to any Proceeding in which the Company is jointly liable with you (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, all Losses actually and reasonably incurred by you in connection with such Proceeding without requiring you to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against you.

(e) This agreement shall be effective as of the date set forth on the first page hereof and shall apply to your acts or omissions that occurred prior to such date if you were a director and/or officer of the Company, or were serving at the request of the Company as a director, officer, employee, agent, fiduciary or representative of a Related Entity at the time such act or omission occurred.

(f) For purposes of any determination of good faith, you shall be deemed to have acted in good faith if your action or failure to act is based on the records or books of account of the Company, including financial statements, or on information supplied to you by the officers of the Company and/or the Related Entity in the course of their duties, or on the advice of legal counsel for the Company and/or the Related Entity or on information or records given or reports made to the Company and/or the Related Entity or by an independent certified public accountant or by an appraiser or other expert selected by the Company and/or the Related Entity. The provisions of this Section 7(e) shall not be deemed to be exclusive or to limit in any way the other circumstances in which you may be deemed or be found to have met the applicable standard of conduct set forth in this agreement.

(g) The knowledge and/or actions, or failure to act, of any other director, officer, partner, managing member, agent, employee or trustee of the Company and/or Related Entity shall not be imputed to you for purposes of determining your right to indemnification under this agreement.

(h) Notwithstanding any other provision of this agreement, to the extent that you are, by reason of, or arising from, the fact that you are or were a director or officer of the Company, a witness in any Proceeding to which you are not a party, you shall be indemnified against all expenses actually and reasonably incurred by you or on the Company’s behalf in connection therewith.

8. D&O Insurance. The Company shall, so long as you shall serve as a director, officer, employee, agent, fiduciary or representative of the Company or any Related Entity and thereafter so long as you shall be subject to any possible claim or threatened, pending or completed Proceeding by reason of your service as a director, officer, employee, agent, fiduciary or representative of the

Company or any Related Entity, purchase and maintain in effect for your benefit valid, binding and enforceable policies of directors and officers liability insurance (“D & O Insurance”), covering you to the maximum extent of such coverage and substantially all Losses to the extent permitted by law and public policy; provided, however, that the Company shall not be required to maintain in effect D & O Insurance if such insurance is not reasonably available or if, in the reasonable business judgment of the directors of the Company, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.

9. Intention of the Parties. It is the intention of the parties to this agreement to provide for indemnification in all cases and under all circumstances where to do so would not violate applicable law (to the fullest extent permitted by law and notwithstanding any limitations permitted, but not required by statute) and the provisions of this agreement shall be interpreted and construed consistent with that intention. The meaning of the phrase “to the fullest extent permitted by law” in the introductory paragraph and in the preceding sentence shall include, but not be limited to: (i) to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL; and (ii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this agreement that increase the extent to which a corporation may indemnify its officers and directors. Nonetheless, if any provision of this agreement or any indemnification made under this agreement shall for any reason be determined by a court of law or equity to be invalid, unlawful or unenforceable under current or future laws, such provision shall be fully severable and, the remaining provisions of this agreement shall not otherwise be affected thereby, but shall remain in full force and effect and, to the fullest extent possible, shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

10. Governing Law. This agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware, except that body of law relating to choice of law.

11. Equitable Remedies. The parties hereto recognize that in the event of violation of this agreement by the Company, you may not have an adequate remedy at law. In the event of any such violation, you shall be entitled at your election to institute proceedings, at law or in equity, to obtain damages, to enforce specific performance, to enjoin such violation or to obtain any relief or any combination of the foregoing as you may elect to pursue.

12. Amendment and Waiver. No amendment, modification, termination or cancellation of this agreement shall be effective unless in writing signed by both the Company and you. No waiver of any of the provisions of this agreement shall be deemed or shall constitute a waiver of any other provisions of this agreement or constitute a continuing waiver.

13. Survival. The obligation of the Company hereunder to indemnify you with respect to Losses that you may incur by reason of your service as a director, officer, employee, agent, fiduciary or representative of the Company or a Related Entity shall survive the termination of your service in such capacities and shall inure to the benefit of your heirs, executors and administrators.

14. Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Your signature below will evidence your agreement and acceptance with respect to the foregoing.

Very truly yours,

SL INDUSTRIES, INC.

By:
Name:
Title:

AGREED TO AND ACCEPTED:

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